Exhibit 99.1

NEW WORLD EXTENDS EXCHANGE OFFER
FOR 13% NOTES TO 5:00 P.M., EASTERN TIME, ON NOVEMBER 4, 2003

GOLDEN, Colo. (10/28/03)—New World Restaurant Group, Inc. (Pink Sheets: NWRG.PK) announced today that it has extended to 5:00 p.m., Eastern Time, on Tuesday, November 4, 2003, the offer to exchange $160 million aggregate principal amount of its 13% senior secured notes due 2008 (the “original notes”) for $160 million of its 13% senior secured notes due 2008 that have been registered under the Securities Act of 1933 (the “exchange notes”).  The exchange offer had been due to expire at 5:00 p.m., Eastern Time, on Monday, October 27, 2003.

New World is offering to issue the exchange notes to satisfy its obligations contained in a registration rights agreement entered into when the original notes were sold in transactions exempt from registration under the Securities Act of 1933 and therefore not registered with the SEC.

New World is a leading company in the quick casual sandwich industry, the fastest growing restaurant segment.  The company operates locations primarily under the Einstein Bros. and Noah’s New York Bagels brands and primarily franchises locations under the Manhattan Bagel and Chesapeake Bagel Bakery brands.  As of October 15, 2003, the company’s retail system consisted of 464 company-operated locations, as well as 241 franchised, and 34 licensed locations in 33 states.  The company also operates dough production and coffee roasting facilities.

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Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “would,” “believe” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements.  These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements.  The above factors are more fully discussed in the company’s SEC filings.

CONTACTS: Media/Investors: Bill Parness, (732) 290-0121, or Marty Gitlin, (914) 528-7702; parnespr@optonline.net